UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2006

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleService, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2006, Golden Telecom, Inc. ("GTI" or the "Company") granted stock appreciation rights ("SARs") with respect to 50,000 shares of GTI common stock to Mr. Boris Svetlichny, Senior Vice President, Chief Financial Officer and Treasurer. The SARs were granted pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan at a share price which shall be the lower of: (i) the average between the high and low sales price per share of GTI common stock on the grant date, or in case no such sale takes place on grant date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ National Market; or (ii) the average closing sales price per share of GTI common stock for the fourteen trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ National Market, which was $29.63 ("Granting Share Price"). Seventy-five percent of the SAR grant shall be subject to time vesting, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from March 17, 2006, provided Mr. Svetlichny remains continuously employed by GTI or one of its subsidiaries or business units until each such relevant date. The Granting Share Price shall increase by five percent on each anniversary date after March 17, 2006 in association with the SARs that shall be and become vested and nonforfeitable on each such anniversary date. Twenty-five percent of the SARs granted are subject to performance vesting upon the Company’s common stock achieving a closing trading price of at least $50.00 per share for thirty consecutive days as determined in the sole discretion of the Company. If the Company’s common stock does not achieve a closing trading price of at least $50.00 per share for thirty consecutive days within three years of the date of grant, such portion of the SARs shall expire by its terms and shall not be exercisable.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth below in Item 5.02 with respect to the termination of Mr. Vladimir Bulgak’s employment agreement with the Company, as amended, is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company disclosed in its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission ("SEC") on March 16, 2006 that on March 10, 2006, Mr. Ashley Dunster resigned from further service as a member of GTI’s Board of Directors effective March 15, 2006. Mr. Dunster has been a member of the Company’s Board of Directors since December 1999. Mr. Dunster tendered his resignation for personal reasons, to focus on his current business obligations, and not as a result of any disagreements with the Company. In conjunction with Mr. Dunster’s resignation from the Company’s Board of Directors, Mr. Dunster resigned from the Audit Committee of the Board of Directors and Nominating and Corporate Governance Committee of the Board of Directors. The investment fund which Mr. Dunster had represented on the Company’s Board of Directors, Capital International Global Emerging Markets Private Equity Fund, L.P., has previously announced that it was selling part of its shares of common stock in the Company pursuant to 10(b)5-1 plans.

On March 16, 2006, the Board of Directors of the Company elected Mr. Bulgak, age 64, to the Board of Directors of the Company to fill the vacancy on the Board of Directors of the Company resulting from the resignation of Mr. Dunster. Mr. Bulgak's term as a member of the Board of Director of the Company began on March 16, 2006 and will run until May 18, 2006 when all of the Board of Directors of the Company will be subject to re-election at the Company's annual general meeting of shareholders.

From 1990 to 1991, Mr. Bulgak served as Minister of Communications of the Russian Federation Republic of the USSR. From 1992 to 1997, Mr. Bulgak served as Minister of Communications of the Russian Federation. Mr. Bulgak was the Vice Premier of the Russian Federation from 1997 to 1999. In 1998, Mr. Bulgak served as Minister of Science and High Technology of the Russian Federation. From 1999 to 2003, Mr. Bulgak served as a Chairman of the Board of Directors of Comincom. From 1999 to 2003, Mr. Bulgak also served as a Chairman of the Board of Directors of Combellga. From 2004 to 2006, Mr. Bulgak was a Chief Science Advisor of OAO Telecom. Since March 1, 2004, Mr. Bulgak has been employed as an Advisor to the General Director of EDN Sovintel, LLC ("Sovintel"), a wholly owned subsidiary of the Company. Mr. Bulgaks’s annual compensation under this employment agreement with Sovintel is $60,000. The employment agreement between Mr. Bulgak and Sovintel shall terminate as of April 30, 2006. A copy of Mr. Bulgak’s employment agreement, including Amendment No. 1 thereto, is filed as Exhibit 10.1 hereto and is incorporated herein by reference. In addition, Mr. Bulgak had a consulting services agreement with Golden TeleServices, Inc., a wholly-owned subsidiary of the Company which agreement expired on December 31, 2005. Golden TeleServices, Inc. paid approximately $1,300 to Mr. Bulgak during the twelve months ended December 31, 2005 under this consulting services agreement.

There are no family relationships between Mr. Bulgak and the Company’s directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

The vacancies which resulted from Mr. Dunster’s resignation from the Company’s Board of Directors, including the Audit Committee of the Board of Directors and Nominating and Corporate Governance Committee of the Board of Directors, shall be filled at the meeting of the Board of Directors to be held on May 18, 2006 following the election of directors at the annual general meeting of shareholders. The Company has given notice to the NASDAQ National Market that between March 15, 2006 and May 18, 2006, there shall be only two directors on the Company's Audit Committee of the Board of Directors.

On March 17, 2006, Mr. Svetlichny assumed the positions of Senior Vice President, Chief Financial Officer, and Treasurer of the Company and also as the Principal Financial Officer of the Company for purposes of all filings by the Company with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The hiring of Mr. Svetlichny for this position was previously announced by the Company on February 1, 2006.

On March 17, 2006, Mr. Nikolay Tokarev stepped down as Interim Chief Financial Officer and Treasurer and returned to his prior responsibilities as the Financial Director in Russia of Sovintel and as Vice President of the Company and Finance Director of the Company in charge of the Company’s operations in Russia, Kazakhstan and Uzbekistan.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement and Amendment No. 1 thereto, between Sovintel and Vladimir Bulgak.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

March 22, 2006	By:	/s/ Derek Bloom

Name: Derek Bloom
Title: Senior Vice President, General Counsel, and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement and Amendment No. 1 thereto, between Sovintel and Vladimir Bulgak.